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                                                            Exhibit 10.10

               INTERNET COMMERCE PARTNER AGREEMENT


      This Internet Commerce Partner Agreement is entered into as of the 23rd day of June, 1999 ("Effective Date") between Radiant System, Inc.
("Radiant"), with its principal place of business at 3925 Brookside Parkway, Alpharetta, Georgia 30022 and Entertainment Boulevard, Inc. ("Commerce Partner") with its principal place of business at 4052 Del Rey Ave., #108 Marina Del Rey, CA 90292.


      NOW THEREFORE, for and in consideration of the mutual premises, warranties and representations set forth in this Agreement and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:


1.0  BACKGROUND.

     1.1 Radiant is the developer and owner of an internet transaction system commonly referred to as the Radiant Internet Transaction System ("RITS"). Radiant is also the provider of an internet movie transaction service (the "Radiant Service") which, through the use of RITS, enables end users of Radiant's Theatre Management System ("Exhibitors") to offer movie tickets, theatre concessions, and entertainment-oriented merchandise to consumers over the internet.

     1.2 Commerce Partner hosts and maintains an internet service through which information is provided to internet consumers ("Internet Service"). Commerce Partner has agreed to provide to consumers via the Internet Service certain information concerning the Exhibitors' show times, ticket prices, and theatre information, all in accordance with the terms and conditions of this Agreement and any exhibits attached hereto ("Exhibits"), which Exhibits are incorporated herein by this reference.

2.0  LICENSE RIGHTS; COMMERCE PARTNER OBLIGATIONS.

     2.1 Subject to the terms and conditions of this Agreement, Radiant hereby grants to Commerce Partner:

            (i) a non-exclusive, non-assignable, non-transferable and limited right and license to connect Commerce Partner's servers to the RITS server for the sole purpose of utilizing the Radiant Service to distribute "Content" (as defined below) to internet consumers ("Consumers") via the Internet Service.

            (ii) integrate the Content on Commerce Partner's website and distribute the Content to Consumers via the Internet Service. For purposes hereof, the term "Content" shall mean all information, materials and data provided by Radiant to Commerce Partner for distribution on the Internet Service, including, but not limited to, Exhibitor show times, ticket prices and theatre information. Commerce Partner shall not modify or alter the Content without the prior consent of Radiant, provided, however, that Commerce Partner shall retain the right to adapt or otherwise alter the design and look of the Internet Service and the placement of the Content on the Internet Service.

     2.2 Commerce Partner agrees not resell, assign, sublicense, lease, distribute or otherwise transfer to any third party its right to connect to RITS hereunder or its right to use and distribute the Content hereunder. Commerce Partner further agrees not to sell, lease, distribute or otherwise transfer the Content to any third party.

     2.3 Radiant will allow Commerce Partner, at Commerce Partner's expense, to access Content electronically via satellite or terrestrial Wide Area Network or dial-up technology. Radiant will correct any errors contained in the Content of which Radiant becomes aware and Commerce Partner will promptly incorporate the error corrections into the Content.

     2.4 Commerce Partner will be responsible for all telecommunication charges associated with accessing the Content under Section 2.3 and the provision of the Content to Consumer via the Service. Commerce Partner


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will also be responsible for and shall directly pay all taxes, including, but not limited to, all excise, use, sales and value added taxes that may arise from or be levied in connection with the Internet Service.

3.0  RITS IMPLEMENTATION AND ROLLOUT

     3.1 Radiant will implement the Radiant Service on the Commerce Partner website in accordance with the "Implementation Plan" set forth in Exhibit A. In addition to implementation schedules and project planning, the Implementation Plan shall describe, without limitation:

            (i) The costs associated with the implementation of RITS and how such costs are to be allocated between the parties;

            (ii) The service charge revenues to be charged to Consumers and how such revenues are to be allocated between the parties;

            (iii) The term of this Agreement and any specific provisions concerning termination (such provisions to be additional to the termination provisions set forth in Section 9 herein); and

            (iv) Any other terms and conditions applicable to the Radiant Service or the relationship between the parties.

In the event of a conflict between the terms of Exhibit A and this Agreement, the terms of Exhibit A shall prevail.

      3.2 Radiant and Commerce Partner will rollout the Radiant Service in accordance with the "Rollout Plan" set forth in Exhibit B.

4.0   SUPPORT SERVICES   Support Services will be provided for the Radiant
Service in accordance with the "Customer Service Metrics" set forth in Exhibit B.

5.0   OWNERSHIP

      5.1 Commerce Partner acknowledges and agrees that, except for Commerce Partner's license described in this Agreement, Commerce Partner has no right, title and interest in RITS or the Radiant Service or any documentation related thereto, including all worldwide copyrights, trade secrets, patent rights and any other proprietary information and confidential information rights therein. Commerce Partner further acknowledges and agrees that, except for Commerce Partner's license described in this Agreement, Commerce Partner has no right, title and interest in the Content.

      5.2 Radiant and/or Exhibitors shall own all right, title and interest in all information including, without limitation, names, e-mail addresses, purchase information and other demographic information provided by Consumers via the Radiant Service ("Consumer Data"). Notwithstanding the foregoing, and subject to Consumer consent and applicable rules and regulations, Commerce Partner may use Consumer Data in the course of its business.

6.0   WARRANTIES

      6.1 RADIANT DISCLAIMS ALL WARRANTIES OF ANY NATURE WITH RESPECT TO THE RADIANT SERVICE, RITS AND THE CONTENT, WHETHER ORAL OR WRITTEN, EXPRESS OR IMPLIED, PARTICULARLY INCLUDING THE IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE. RADIANT DOES NOT WARRANT THAT THE RADIANT SERVICE, THE CONTENT OR COMMERCE PARTNER'S CONNECTION TO THE RITS SERVER WILL BE UNINTERRUPTED OR ERROR FREE.

      6.2 Commerce Partner hereby warrants to Radiant that:

          (i) it has all rights necessary to enter into this Agreement;


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            (ii) its entry into this Agreement does not violate any agreement with any other party;

            (iii) its performance under this Agreement will conform to applicable laws and government rules and regulations; and

            (iv) the Internet Service does not infringe the patent, copyright or other proprietary rights of any third party.

      6.3 Commerce Partner shall be solely responsible for and shall hold harmless and indemnify Radiant from any claims, demands, liabilities and judgments, including reasonable attorneys' fees and expenses, related to or arising from the Internet Service, any unauthorized modification or distribution of the Content made by Commerce Partner or any breach of the warranties set forth in Section 6.2. The indemnity provided herein is conditioned upon (i) Radiant providing Commerce Partner with prompt written notice of any such claim; (ii) Radiant providing Commerce Partner the right to control the defense of or settle such claim; and (iii) Radiant providing Commerce Partner, at Commerce Partner's expense, with the assistance and information that is reasonably necessary for Commerce Partner to defend or settle any such claim.

7.0  LIMITATION OF LIABILITY

     7.1 IN NO EVENT SHALL RADIANT, ITS AFFILIATES, OR ANY OF ITS OFFICERS, DIRECTORS, EMPLOYEES, SHAREHOLDERS, AGENTS OR REPRESENTATIVES, BE LIABLE TO COMMERCE PARTNER FOR ANY SPECIAL, INDIRECT, CONSEQUENTIAL OR EXEMPLARY DAMAGES OF ANY NATURE, OR LOSS OF GOODWILL IN ANY WAY RELATING TO THIS AGREEMENT OR RESULTING FROM THE USE OF OR INABILITY TO USE THE RADIANT SERVICE, RITS OR THE CONTENT, EVEN IF RADIANT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES OCCURRING.

     7.2 IN NO EVENT SHALL RADIANT'S TOTAL LIABILITY TO COMMERCE PARTNER HEREUNDER, REGARDLESS OF THE CAUSE OF ACTION, EVER EXCEED THE TOTAL SERVICE CHARGE REVENUES (AS DESCRIBED IN SECTION 3 AND EXHIBIT A) RECEIVED BY RADIANT IN CONNECTION WITH THIS AGREEMENT.

8.0  NONDISCLOSURE AND CONFIDENTIALITY.

     8.1 Each party may disclose to the other party certain Trade Secrets and Confidential Information of such party or its affiliates, customers (including Exhibitors) or vendors. For purposes of this Agreement, "Trade Secrets" means information, without regard to form, which: (a) derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts that are reasonable under the circumstances to maintain its secrecy; "Confidential Information" means information, other than Trade Secrets, that is of value to its owner and is treated as confidential; "Proprietary Information" means Trade Secrets and Confidential Information; "Owner" refers to the party disclosing Proprietary Information hereunder, whether such party is Radiant or Commerce Partner and whether such disclosure is directly from Owner or through Owner's employees or agents; and "Recipient" refers to the party receiving any Proprietary Information hereunder, whether such party is Radiant or Commerce Partner and whether such disclosure is received directly or through Recipient's employees or agents.

     8.2 Recipient agrees to hold the Proprietary Information disclosed by Owner in strictest confidence and not to, directly or indirectly, copy, reproduce, distribute, manufacture, duplicate, reveal, report, publish, disclose, cause to be disclosed, or otherwise transfer the Proprietary Information disclosed by Owner to any third party, or utilize the Proprietary Information disclosed by Owner for any purpose whatsoever other than as expressly contemplated by this Agreement. Commerce Partner acknowledges that Proprietary Information shall include any proprietary and confidential information of Exhibitors which may be provided by Radiant to Commerce Partner, and Commerce Partner agrees to treat such information as Proprietary Information in accordance with the terms of this Agreement. With regard to the Trade Secrets, the obligations in this section shall continue for so long as such information constitutes a trade secret under applicable law. With regard to the Confidential Information, the obligations in this section shall continue for the term of this Agreement and for a period of five years thereafter. The foregoing obligations shall not apply if and to the extent that: (a) the information communicated was already known


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to Recipient, without obligations to keep such information confidential, at the time of Recipient's receipt from Owner, as evidenced by documents in the possession of Recipient prepared or received prior to disclosure of such information; (b) the information communicated was received by Recipient in good faith from a third party lawfully in possession thereof and having no obligation to keep such information confidential; (c) the information communicated was publicly known at the time of Recipient's receipt from Owner or has become publicly known other than by a breach of this Agreement; or (d) the information communicated is legally required to be disclosed by court order.

9.0  TERM AND TERMINATION.

     9.1 This Agreement shall be valid as of the Effective Date noted above and shall continue for the Initial Term specified in Exhibit A. This Agreement may be terminated as provided in Exhibit A. In addition, either party may terminate this Agreement at any time upon the giving of written notice:

     (a) in the event that the other party fails to discharge any obligations or remedy any default under this Agreement for a period continuing more than ninety (90) days after the aggrieved party shall have given the other party written notice specifying such failure or default and that such failure or default continues to exist as of the date upon which the aggrieved party gives such notice so terminating this Agreement; or

     (b) in the event that the other party makes an assignment for the benefit of creditors, or commences or has commenced against it any proceeding in bankruptcy, insolvency, or reorganization pursuant to bankruptcy laws or laws of debtor's moratorium.

     9.2 Upon termination of this Agreement for any reason, all rights and licenses granted by Radiant hereunder to Commerce Partner in this Agreement shall immediately cease, and Commerce Partner shall immediately return to Radiant all Radiant property affected by such termination including, but not limited to, all Proprietary Information of Radiant, together with all copies thereof. Upon written request from Commerce Partner, Radiant will return to Commerce Partner all of Commerce Partner's Proprietary Information that Radiant may have in its possession.

     9.3 Upon termination or expiration of this Agreement, the sections titled "Nondisclosure and Confidentiality", "Limitation of Liability", "Warranties", "Dispute Resolution -- Arbitration" and "Governing Law" and other sections of this Agreement and its Exhibits that expressly provide they will survive any termination of this Agreement shall continue and survive in full force and effect.

10.0 DISPUTE RESOLUTION-ARBITRATION. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by final and binding arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules. The arbitration shall take place in or about Atlanta, Georgia. Judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof. The arbitrators shall apply Georgia law, without regard to its rules of conflict of law. Notwithstanding the foregoing, the parties may apply to any court of competent jurisdiction for a temporary restraining order, preliminary injunction, or other interim or conservatory relief, as necessary, without breach of this Agreement and without any arbidgment of the powers of the arbitrator(s).

11.0 INDEPENDENT CONTRACTOR. This Agreement shall not be construed to create any employment relationship, partnership, joint venture or agency relationship or to authorize any party to enter into any commitment or agreement binding on the other party. Commerce Partner understands and agrees that Radiant's relationship with Exhibitors is that of independent contractor and that neither this Agreement nor any agreement between Radiant and the Exhibitors creates any employment relationship, partnership, joint venture or agency relationship between Radiant and the Exhibitors.

12.0 FORCE MAJEURE Neither party will be liable for delay or default in the performance of its obligations under this Agreement if such delay or default is caused by conditions beyond its reasonable control, including, but not limited to, fire, flood, accident, earthquakes, telecommunications line failures, storm, acts of war, riot, government interference, strikes and/or walk-outs.

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13.0 MARKETING. Commerce Partner agrees that Radiant may reference Commerce
Partner's execution of this Agreement and its status as a provider of internet services to Radiant in product literature, advertisements, articles, press releases, marketing literature, presentations and the like.

14.0 BINDING EFFECT. This Agreement shall be binding upon and enure to the benefit of the parties, their legal representatives, permitted transferees, successors, and assigns as permitted by this Agreement.

15.0 ASSIGNMENT. Commerce Partner may not assign this Agreement or any rights and obligations hereunder without the prior written consent of Radiant. Radiant may freely assign this Agreement to its successors in interest.

16.0 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia without regard to its rules regarding conflict of laws.

17.0 MISCELLANEOUS.

     17.1 No delay or failure in exercising any right hereunder and no partial or single exercise thereof shall be deemed to constitute a waiver of such right or any other rights hereunder. No consent to a breach of any express or implied term of this Agreement shall constitute a consent to any prior or subsequent breach. If any provision hereof is declared invalid by a court of competent jurisdiction, such provision shall be ineffective only to the extent of such invalidity, so that the remainder of that provision and all remaining provisions of this Agreement shall be valid and enforceable to the fullest extent permitted by applicable law. All notices required to be given hereunder shall be given in writing and shall be delivered either by hand, by certified mail with proper postage affixed thereto, or by facsimile (with confirmation copy sent by registered mail) addressed to the signatory at the address set forth above, or such other person and address as may be designated from time to time in writing. All such communications shall be deemed received by the other party upon actual delivery. No modifications, additions, or amendments to this Agreement shall be effective unless made in writing as an addendum to this Agreement and signed by duly authorized representatives of the parties.

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     17.2 Commerce Partner acknowledges that it has read this Agreement, understands this agreement, and agrees to be bound by its terms and conditions. Further Commerce Partner agrees that this Agreement, together with any Exhibits and other applicable Radiant agreements referencing this Agreement and expressly made a part hereof that are duly signed by the parties will be the complete and exclusive statement of the agreement between the parties, superseding all proposals or prior agreements, oral or written, and all other communications between the parties relating to the subject matter of this Agreement.

ACCEPTED BY:

"RADIANT"                                "COMMERCE PARTNER"

RADIANT SYSTEMS, INC.                    /s/ Entertainment Boulevard, Inc.
                                         ---------------------------------


By: /s/ E. Gorven                        By: /s/ Stephen Brown
    -------------------------                -----------------------------
    (Authorized Signature)                   (Authorized Signature)

Name:  Erez Gorven                      Name:  Stephen Brown
    -------------------------                 -------------------------

Title:  CEO                                 Title: CEO

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                              EXHIBIT A

                         IMPLEMENTATION PLAN


1.0  RITS IMPLEMENTATION

     a. Radiant will provide Commerce Partner with the following, at no cost to Commerce Partner:

        (i) development resources to integrate the Radiant Service with Commerce Partner's website;

        (ii) access to the ticket inventory of Exhibitors who have licenses to use RITS.

     b. Commerce Partner will provided Radiant with the following, at no cost to Radiant:

        (i) resources to assist Radiant's developers with implementing the Radiant Service on the Commerce Partner's website.

        (ii) Commerce Partner website-based content management and consumer promotional efforts to direct consumers to use Radiant's internet movie ticketing services.

2.0  SERVICE CHARGE FEES AND PAYMENTS TO COMMERCE PARTNER

     a. Radiant and Exhibitors will charge a minimum $1.00 service charge per ticket, on average, across the total volume of tickets, to Consumers. Radiant and Exhibitors will set the service charges for the Radiant Service by region. Under circumstances of competitive necessity, Radiant and Exhibitors will mutually agree to an average service charge of less than $1.00 per ticket.

     b. For Commerce Partner website purchases, if Commerce Partner commits to the use of RITS exclusively as its movie ticketing system for all Commerce Partner online properties for the term of this Agreement, Commerce Partner will receive 10% of service charge revenues. Otherwise, Commerce Partner will receive 5% of the service charge revenues generated from Commerce Partner website sales.

     As of the Effective Date, Commerce Partner AGREES/DOES NOT AGREE (CIRCLE AND INITIAL SELECTED OPTION) to use RITS as its sole internet movie ticketing system for all Commerce Partner online properties.


3.0  PROMOTIONAL ACTIVITIES

     a. Radiant and Commerce Partner will issue a joint press release upon the execution of this Agreement.

4.0  USE OF THIRD PARTY SHOWTIME PROVIDERS

     a. If Commerce Partner utilizes a third party movie show time provider, Radiant will make commercially reasonable efforts to work with that third party as needed to complete the Radiant Service. Radiant reserves the right, however, to provide movie show times to Commerce Partner directly from the Exhibitors connected by the Radiant server farm.

5.0  ADDITION OF OTHER TRANSACTION SERVICES

     a. Radiant and Commerce Partner will expand and promote the Radiant Service offering to include internet orderings for theater concessions and movie-related merchandise when Radiant offers these additional services to Commerce Partner.

6.0  TERM OF AGREEMENT

     a. Subject to Section 9 of the Agreement, this Agreement shall remain in effect until December 31, 2003 ("Initial Term"). The Agreement will automatically renew thereafter for successive annual terms unless either party provides written termination notice to the other party at least one hundred and eighty (180) days prior to the expiration of the Initial Term or any successive renewal term.

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                                EXHIBIT B

                    ROLL-OUT PLAN AND SERVICE PROCEDURES


  II-OUT PLAN; PERFORMANCE METRICS

PHASE I
-------

The initial phase of the test will involve integrating the capability to purchase tickets through the Commerce Partner website for movies being played at a single, multi-screen multiplex. Users will be able to navigate to the ticket purchasing capability from the associated pages on the movie show times portion of the Commerce Partner website. All pages of the ticket purchasing process will reside on the Radiant RITS servers.

Radiant and Commerce Partner will jointly determine the Exhibitor organization(s) that will be the partner(s) for this test.

Radiant and Commerce Partner will jointly develop the Internet Service user interface and navigational experience. Radiant will have responsibility for development of the interface between the Commerce Partner web site and the theatre management system.

The Radiant Service will be deemed to be operating successfully if the following capabilities are available to Consumers and if the performance standards specified below are met:

RADIANT SERVICE CREDIT CARD ACCEPTANCE AND RESPONSE Consumers must be able to enter their credit card information, including credit card type, credit card number, expiration date, and billing address. After a Consumer submits this information, the transaction system must perform real-time verification and fraud checking and then deliver a page to the User indicating successful completion of the transaction, or in the case of unsuccessful completion of the transaction, the reason for denial.

PURCHASE FULFILLMENT Radiant and the Exhibitor must demonstrate that, given successful completion of the online transaction, results of the transaction can be satisfactorily fulfilled. The Exhibitor must have a "will call" box office window or ticketing kiosk(s) to receive the credit card of Consumers who have purchased on-line tickets through the Commerce Partner web site, confirm the pre-existing transaction, and deliver the ticket(s) to the Consumer.

COMPREHENSIVE SUPPORT INFRASTRUCTURE Commerce Partner, Radiant, and the Exhibitor will ensure that customer service processes and resources are in place to support this system. Support will be available to users of the service 24 hours a day, 7 days a week. The standard of service must be at least as high as that specified in the performance metrics below.

Each of the above standards, as well as the performance standards below, must be satisfied for 14 consecutive days before the Commerce Partner will agree to begin to implement Phase II of the roll-out plan.

PHASE II
--------

The purpose of this phase of the rollout schedule is to test the Radiant Service under increased stress to ensure that the hardware, software and bandwidth that comprise the Radiant Service can scale to support significant numbers of Consumers. The goal of this phase is to increase the number of theatres and screens being supported by the Radiant Service. The parties will mutually agree to a Designated Metropolitan Area (DMA) that they would like to use to pilot the Radiant Service.

CUSTOMER SERVICE METRICS:

Radiant and each Exhibitor will be responsible for servicing Consumers that use the Radiant Service to purchase movie tickets online through the Radiant Service. The following metrics must be satisfied:

CONSUMER SUPPORT VIA TELEPHONE Exhibitors shall provide support services directly to Consumers in connection with such Consumers' use of the Service. Such support services shall be provided at the Exhibitor's theatre and via a support line established by Exhibitor. The number for the support line shall be prominently displayed on a "Customer Service Page" linked to each service transaction page.

CONSUMER SUPPORT VIA ELECTRONIC MAIL Radiant or Radiant's designated support service provider shall provide support services to Consumers in connection with such Consumers' use of the Radiant Service by means of an electronic mail service that will provide an automatic response indicating receipt of the Consumer electronic mail query. Radiant's support staff or Radiant's designated support service provider will send a targeted follow-up response to the Consumer within 48 hours of the

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receipt of the initial query. The link to electronic mail support shall be prominently displayed on a "Customer Service Page" linked to each service transaction page.

CLIENT SUPPORT Radiant will provide Exhibitors with support services via its 24 x 7 toll-free support line to assist Exhibitors with technical issues concerning the Radiant Service. All calls made to the support line shall be responded to and resolved by Radiant in accordance with its then-current support procedures. Commerce Partner shall not direct Consumers to call Radiant directly for support services, it being understood that the obligation to provide support services to Consumers is the sole responsibility of Exhibitors.

PERFORMANCE METRICS

The Radiant Service must meet the following performance metrics:

RESPONSE TIME The Radiant Service must respond to each Commerce Partner server request, on average, no longer than one second after the request is made, as measured hourly each hour of the day.

DOWNTIME While linked to the Commerce Partner site, the Radiant Service server farm connectivity to Commerce Partner server farm must be operational at least 99.0% of each calendar month, excluding any downtime scheduled by Radiant for routine maintenance purposes; provided that, Radiant shall provide Commerce Partner no less than 48 hours prior written notice of any such routine maintenance that shall cause the Radiant Service to be inoperable for greater than 30 minutes on any one occasion.

FULFILLMENT 99.5% of all tickets ordered by a Consumer using the Radiant Service on the Commerce Partner web site will be fulfilled successfully when the Consumer seeks to acquire her ticket through a ticket window or a kiosk at the theatre for which tickets were purchased, provided that all information supplied by the Consumer is accurate and complete, as measured on a monthly basis.

TRANSACTIONS PER SECOND The Radiant Service will be capable of handling ten transactions per second.


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